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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Directors
Solectron Corporation

We consent to the incorporation by reference herein of our report dated November 10, 2003, except for note 20, which is as of January 31, 2004, and notes 12 and 18, which are as of February 6, 2004, with respect to the consolidated balance sheets of Solectron Corporation and subsidiaries as of August 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity, comprehensive loss, and cash flows for each of the years in the three-year period ended August 31, 2003, and the related financial statement schedule, which report appears in the current report on Form 8-K of Solectron Corporation dated February 9, 2004, and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to the Company's adoption of the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets on September 1, 2001.

/s/ KPMG LLP
Mountain View, California
April 9, 2004